REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors, Trustees and Shareholders of
Morgan Stanley Insured California Municipal Securities:
In planning and performing our audit of the financial statements of Morgan Stanley Insured California Municipal Securities (the “Trust”) as of and for the year ended October 31, 2006 (on which we have issued our report dated January 12, 2007), in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered its internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting.  Accordingly, we express no such opinion.
The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  The Trust’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Such internal control includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a Trust’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
A control deficiency exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affect the Trust’s ability to initiate, authorize, record, process or report  external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Trust’s annual or interim financial statements that is more than inconsequential will not be prevented or detected.  A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.
Our consideration of the Trust’s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in  internal control that might be significant deficiencies or material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).  However, as discussed below, we noted the following deficiency in the design of the Trust’s internal control over financial reporting, that we consider to be a material weakness, as defined above, as of October 31, 2006.

The Trust’s controls related to the review and analysis of the relevant terms and conditions of certain transfers of securities were not designed to appropriately determine whether the transfers qualified for sale accounting under the provisions of Statement of Financial Accounting Standards No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." Although this weakness did not result in an actual misstatement, there is more than a remote likelihood that a material error could occur and not be detected.  The financial statement line items that could be impacted as a result of improperly recognizing transfers of securities as a sale rather than secured borrowings are assets and liabilities generally by corresponding and equal amounts, and to increase interest income and interest expense generally by corresponding and equal amounts. Additionally, certain ratios reported in the financial highlights could be impacted.  This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the financial statements as of and for the year ended October 31, 2006, of the Trust  and this report does not affect our report on such financial statements.
This report is intended solely for the information and use of shareholders, management and the Board of Directors and Trustees of Morgan Stanley Insured California Municipal Securities and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

New York, New York
January 12, 2007